UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 8, 2012

Dear Stockholder,

The purpose of this letter is to update certain information contained in the definitive proxy statement (the “Proxy Statement”) concerning the Annual Meeting of Stockholders of Hyperdynamics Corporation (the “Company”) to be held on Friday, February 17, 2012.  The Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2012 and was mailed to you on or about January 12, 2012.

On February 2, 2012 the Company issued in a registered direct public offering (the “Offering”) 10,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase 10,000,000 shares of Common Stock.  The Offering is more fully described in the Company’s Current Report on Form 8-K that was filed with the SEC on February 2, 2012.

In several instances, the Proxy Statement indicates that there were 156,816,065 shares of Common Stock issued and outstanding as of the Record Date, which is January 3, 2012.  Immediately following the conclusion of the Offering, 166,816,065 shares of Common Stock were issued and outstanding.  Additionally, regarding Proposal 4 described in the Proxy Statement, which concerns the proposed amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 250,000,000 shares to 350,000,000 shares, the following updated information is provided:

•                  In addition to the shares of Common Stock identified on page 29 of the Proxy Statement as being reserved for future issuance, the Company also has reserved 10,000,000 shares of Common Stock for future issuance upon exercise of the warrants that were issued in the Offering.

•                  The following table and footnotes update and replace the similar table and corresponding footnotes that appear on page 30 of the Proxy Statement.

Currently Authorized Shares	Currently Outstanding Shares(1)	Shares Currently Reserved for Issuance	Shares Currently Available for Issuance	Proposed Authorized Shares (2)	Shares Potentially Available for Issuance(3)
250,000,000	166,816,065	24,193,214	58,990,721	350,000,000	158,990,721

(1)	As of the close of business on the date of this letter.
(2)	The number of authorized shares of our Common Stock, if this Proposal 4 is approved by our stockholders.
(3)	The number of shares of our Common Stock available for issuance, if this Proposal 4 is approved by our stockholders.

/s/ Robert A. Solberg
Robert A. Solberg
Chairman of the Board